Exhibit 99.3

Dear Valued Customer,

I’m writing you to share some exciting news about the future of Cypress.

Today, we announced that Cypress will join with Infineon Technologies AG, uniting two premier semiconductor companies to create a strong technology leader that will deliver best-in-class power, MCU, specialty memory and secure connectivity solutions across numerous growth segments. Infineon is a global semiconductor leader that brings an impressive suite of solutions in power, sensors and security that are highly complementary to our strengths in connectivity, microcontrollers, specialty memory and software. Together, we will deploy our unified capabilities to provide a broad customer base with full hardware and software solutions.

As we work to complete this transaction with Infineon, rest assured that maintaining focus on our customers and partners will be our top priority. Until the transaction is completed, which is anticipated by the end of calendar 2019 or early 2020, Cypress and Infineon will operate as separate, independent companies and will conduct business as usual. Your contacts and agreements with Cypress will remain unchanged during this time, and more importantly, our new product introductions will remain in focus.

If you have any further questions, please don’t hesitate to reach out to your regular Cypress representative.

As always, thank you for your trust, business, and continued partnership with Cypress.

Sincerely,

Hassane

Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed transaction and the merger (the “Merger”) of a wholly owned subsidiary of Infineon Technologies AG (“Infineon”) with and into Cypress Semiconductor Corporation (which we refer to as “we,” “us,” or the “Company”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of June 3, 2019 (the “Merger Agreement”), by and among the Company, Infineon, and the wholly owned subsidiary of Infineon, the benefits of the proposed transaction and the anticipated timing of the proposed transaction. Forward-looking statements can be generally identified by the use of words such as “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “expect,” “should,” “intend,” “may,” “could,” “will,” “would,” “outlook,” “future,” “trend,” “goal,” “target,” and similar expressions or expressions of the negative of these terms. These statements reflect only the Company’s current expectations and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, development, condition, state of facts, change, effect or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the Merger on the Company’s relationships, operating results and business generally; the risk that certain approvals or consents will not be received in a timely manner or that the Merger will not be consummated in a timely manner; the risk of exceeding the expected costs of the Merger; adverse changes in U.S. and non-U.S. governmental laws and regulations; adverse developments in the Company’s relationships with its employees; capital market conditions, including availability of funding sources for us; changes in our credit ratings; risks related to our indebtedness, including our ability to meet certain financial covenants in our debt instruments; the risk of litigation, including stockholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and volatility in the market price of our stock.

Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 and Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed Merger will be submitted to the Company’s stockholders for their consideration. In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies in connection with the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF CYPRESS SEMICONDUCTOR CORPORATION ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov.

In addition, the Company’s stockholders may obtain free copies of the documents we file with the SEC through the Investors portion of the Company’s website at investors.cypress.com under the link “Financials & Filings” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations Department by (a) mail at Cypress Semiconductor Corporation, Attention: Investor Relations, 198 Champion Ct., San Jose, CA 95134, (b) telephone at (408) 943-2600, or (c) e-mail at investorrelations@cypress.com.

The Company and certain of its executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock is also set forth in the Company’s definitive proxy statement on Schedule 14A for its 2019 annual meeting of stockholders filed on March 15, 2019 with the SEC, which can be obtained free of charge from the sources indicated above.